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                                                                    EXHIBIT 23.6




                                    CONSENT



                 The undersigned hereby consents to the reference to his name under the caption "The Merger Proposals - Interests of Certain Persons in the Merger" and elsewhere in the Joint Proxy Statement and Prospectus forming a part of this registration statement on Form S-4 of National Energy Group, Inc. and all amendments thereto, and consents to serve as a director of National Energy Group, Inc. if the Agreement and Plan of Merger dated June 6, 1996 among National Energy Group, Inc., NEG-OK, Inc. and Alexander Energy Corporation, as amended by the First Amendment to Agreement and Plan of Merger dated as of the 20th day of June, 1996, and all transactions related thereto, are consummated.




                                             /s/ Bob G. Alexander
                                             ---------------------------------
                                             Bob G. Alexander

July 28          , 1996
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